EXHIBIT 99.1

Sucampo Names Peter Greenleaf Chief Executive Officer

BETHESDA, Md., Feb. 10, 2014 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Nasdaq:SCMP) ("Sucampo") today announced that Peter Greenleaf will join Sucampo as Chief Executive Officer ("CEO") and as a member of the Board of Directors ("Board") on March 3, 2014. Mr. Greenleaf, 43, brings to Sucampo more than 20 years of experience in commercialization and drug development in the biopharmaceutical industry.

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Ryuji Ueno, M.D., Ph.D., Ph.D. will step down as CEO, Chairman of the Board, and member of the Board when Mr. Greenleaf joins Sucampo. In addition, Dr. Ueno will step down as Chief Scientific Officer on March 31, 2014.  As Co-Founder, Chairman Emeritus, and Scientific Advisor, Dr. Ueno will provide consulting services to ensure a smooth transition and advise Sucampo on the development of its pipeline and other strategic activities, through a one-year, renewable contract.

In addition, Dan Getman, Ph.D. has been named Chairman of the Board, effective March 3, 2014. Dr. Getman has been a Director of Sucampo since 2011 and is the current Chairman of Sucampo's Science and Technology Committee, as well as Chairman and/or member of other Board committees.

"Peter's expertise in growing biopharmaceutical companies, including experience leading a gastroenterology business, will be a valuable addition to Sucampo. The Board is confident that under his leadership Sucampo's legacy of growth will be accelerated," said Dr. Getman. "Peter brings the right mix of commercial, strategic planning, and product development expertise that we believe will enhance the value of Sucampo's proprietary prostone technology and its delivery to patients and healthcare providers around the world. On behalf of the entire Board, I also want to thank Dr. Ueno for his visionary leadership and the strong scientific foundation he established for Sucampo. His breakthrough discovery of the therapeutic potential of prostones led to the development and approval of two products, and it established Sucampo as a global biopharmaceutical company whose medicines have benefited millions of patients across three continents."

Dr. Ueno stated, "I believe that Peter brings the right experience to lead Sucampo during this pivotal time. I look forward to supporting him and the management team as they expand the potential of Sucampo's prostone technology, which has resulted in two approved products marketed globally."

Mr. Greenleaf is the President, CEO and Board member of Histogenics, a regenerative medicine company. Prior to his leadership of Histogenics, Mr. Greenleaf served as President of MedImmune, the global biologics arm of AstraZeneca, where he was instrumental in driving the expansion of MedImmune's pipeline into over 120 clinical and pre-clinical programs and the commercialization of its marketed products. Mr. Greenleaf also served as President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group, where he led investment in emerging biopharmaceutical, medical device, and diagnostic companies.

"I am excited to join Sucampo at this critical time in the company's growth," said Mr. Greenleaf. "Sucampo has evolved into a global biopharmaceutical company with products approved on three continents. And, with its rich pipeline, the company is poised to harness the significant potential of its prostone technology via additional therapeutic areas that can address a greater number of unmet patient needs. I look forward to working with Dr. Ueno, the management team and the Board of Directors to ensure that Sucampo's ongoing commitment to deliver patient, physician and shareholder value continues to expand and grow."

Prior to serving as President of MedImmune, Mr. Greenleaf was the Chief Commercial Officer of the company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf has also held senior commercial roles at Centocor, leading the company's gastroenterology division, and has additional experience at Boehringer Mannheim and Hallmark Cards, Inc.

Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. Mr. Greenleaf's previous Board appointments include the Biotechnology Industry Organization ("BIO"); the University of Maryland Baltimore Foundation, Inc.; Rib-X Pharmaceuticals; LigoCyte Pharmaceuticals; and Corridor Pharmaceuticals. He received a Master of Business Administration degree from St. Joseph's University and a Bachelor of Science degree from Western Connecticut State University.

Dr. Getman was a Vice President of global research and development at Pfizer and Director of the company's St. Louis Laboratories, which played a key role in the company's biotherapeutics, inflammation research, and indications discovery. Dr. Getman has also held senior positions at Pharmacia, Searle, and Monsanto in research and development and medicinal chemistry, and he is the former Chairman of the Missouri Biotechnology Association (MOBIO). Dr. Getman earned a Ph.D. in Organic Chemistry from the University of Minnesota, in Minneapolis, and a Bachelor of Science degree in Chemistry from SUNY Buffalo.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is a global biopharmaceutical company focused on innovative research, discovery, development and commercialization of proprietary drugs based on prostones.  The therapeutic potential of prostones was first discovered by Ryuji Ueno, M.D., Ph.D., Ph.D., co-founder of Sucampo.  Prostones, naturally occurring fatty acid metabolites that have emerged as promising compounds with unique physiological activities, can be targeted for the treatment of unmet or underserved medical needs.  Sucampo has two marketed products – AMITIZA® and RESCULA® – and a pipeline of prostone-based product candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, the United Kingdom and Switzerland. For more information, please visit www.sucampo.com.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG. RESCULA is a registered trademark of R-Tech Ueno, Ltd, and has been licensed to Sucampo AG.

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 8-K and 10-K, which Sucampo incorporates by reference.

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CONTACT:  Silvia Taylor
          Senior Vice President, Investor Relations, PR,
          and Corporate Communications
          1-240-223-3718
          staylor@sucampo.com